                                                                      EXHIBIT 21

                             Domestic Subsidiaries
                             ---------------------
                           (as of November 4, 1999)

     Subsidiary
     ----------

     OMC Aluminum Boat Group, Inc.

          Syracuse Transportation, Inc.

     OMC & Co.

     OMC Development Inc.

     OMC Distributors, Inc. - San Francisco

     OMC Europe, Inc.

     OMC Fishing Boat Group, Inc.

     OMC Holdings, Inc.

     OMC Latin America/Caribbean, Inc.

     OMC Recreational Boat Group, Inc.
          Recreational Boat Group Limited
           Partnership

OMC Venture, Inc.

OMCEMA, Inc.

Outboard Marine Holdings, Inc.

Outboard Marine Transportation
     Corporation

Outboard Marine Venture Capital
     Corporation

                          International Subsidiaries
                          --------------------------

Subsidiary
----------

OMC Europe, V.O.F.

OMC Holdings France, S.N.C.

     OMC France, S.N.C.

     OMC Power Boats S.A.R.L. France

OMC Norge AS

OMC Outboard Marine
     Deutschland GmbH

OMC Sverige Aktiebolag

Outboard Marine Corporation
     Asia Limited

Outboard Marine Corporation
     (Australia), PTY, Ltd.

Outboard Marine Corporation
     of Canada, Ltd.

     Altra Marine Products, Inc.

Outboard Marine de Mexico,                   Mexico                      1,000 Series A;
     S.A. de C.V.                                                        8,621,000 Series B
                                                                                100%

OUTBOARD MARINE GmbH                         Germany                            100%

     FICHT GmbH & Co. KG                     Germany                            51%/2/

Outboard Marine Motores de Amazonia Ltda.    Brazil  30,357,768,089 shares- 100%

     OMC Do Brazil LTDA                      Brazil         20 shares - Outboard
                                             Marine Motors
                                             Amazonia LTDA
                                                            1 share - Pedro Melo

__________________
     /2/51% owned by Outboard Marine GmbH & 49% owned by members of the Ficht family.